Exhibit 10.13
FORM OF
PUT OPTION AGREEMENT
     This PUT OPTION AGREEMENT (the “Agreement”) is dated as of February          , 2010 by and among Altisource Portfolio Solutions S.A., an entity organized under the laws of Luxembourg (the “Company”), and                                          (the “Management Trust”).
     WHEREAS, the Company, the Management Trust and other parties thereto are parties to the Purchase Agreement; and
     WHEREAS, pursuant to the terms of the Purchase Agreement, the Company has agreed to issue shares of Common Stock to the Management Trust and to enter into this Agreement granting certain put rights with respect to 157,613 shares of such Common Stock (the “Put Eligible Shares”) on the terms and subject to the conditions set forth herein; and
     WHEREAS, the Management Trust has agreed to certain transfer restrictions on the disposition of the Common Stock as set forth herein and in the Rights Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Certain Definitions.
     As used in this Agreement, the following terms shall have the following meanings:
     “Affiliate” shall mean, with respect to any Person, any direct or indirect subsidiary of such Person and any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies, or the power to appoint and remove a majority of the board or other governing body (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), of a Person.
     “Agreement” shall have the meaning set forth in the opening paragraph.
     “Anniversary Date” shall mean the first Business Day subsequent to each anniversary of the date of the closing of the transactions contemplated by the Purchase Agreement.
     “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in St. Louis, Missouri are authorized or required by Law to remain closed. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.
     “Change in Control” with respect to any company shall occur upon (A) the closing of the sale, conveyance, lease, license, transfer or other disposition of all or substantially all of such company’s assets, property or business to any Person or “group” (within the meaning of Section 13(d) or 14(d) of the 1934 Act), (B) the consummation of a merger or consolidation of such company with or into another entity (except a merger or consolidation in which the holders of voting securities of such company immediately prior to such merger or consolidation continue to hold at least 50% of the voting securities of the surviving entity after the transaction), or (C) the closing of the transfer of such company’s securities (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to any Person or “group”, if after such closing, such Person or “group” would hold more than 50% of the outstanding voting securities of such company (or the surviving entity); provided, however, that no Change in Control shall occur under subsections (A), (B) or (C) if 50% or more of the outstanding voting securities of such Person or “group” that acquires such assets, property, business or securities or that is a party to such merger or consolidation is owned, directly or indirectly, by a Person or a “group” that owns, directly or indirectly, a majority of the voting securities of such company. Without limiting the applicability of the forgoing and by example only, a Change in Control with respect to MPA would not occur after the date hereof upon the transfer of the assets or equity of MPA to any entity of which the Company owns, directly or indirectly, at least 50% of the outstanding voting securities of such entity.
     “Common Stock” shall mean the Company’s common stock, par value $1.00 per share, and any securities into which such shares may hereinafter be reclassified.
     “Company” shall have the meaning set forth in the opening paragraph.
     “Excluded Members” shall have the meaning set forth in Section 2(d) of the Agreement.
     “Indemnity Escrow Agreement” shall have the meaning set forth in Section 2(b) of the Agreement.
     “MPA” shall mean The Mortgage Partnership of America, L.L.C., a Missouri limited liability company.
     “Net Payment” shall have the meaning set forth in Section 2(c) of the Agreement.
     “Notice of Objection” shall have the meaning set forth in Section 2(e) of the Agreement.
     “Person” shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or other entity.
     “Purchase Agreement” shall mean the Purchase and Sale Agreement, dated the date hereof, by and among the Company, the Management Trust and any other parties identified on the signature pages thereto, as such agreement may be amended from time to time after the date hereof.
     “Put” shall have the meaning set forth in Section 2 of the Agreement.
     “Put Eligible Shares” shall have the meaning set forth in the Recitals to this Agreement.

     “Put Failure” shall have the meaning set forth in Section 2(f) of the Agreement.
     “Put Failure Escrow” shall mean the amount held in escrow pursuant to the Put Right Escrow Agreement.
     “Put Notice” shall have the meaning set forth in Section 2(a) of the Agreement.
     “Put Obligation” shall have the meaning set forth in Section 2(a) of the Agreement.
     “Put Purchase Price” shall have the meaning set forth in Section 2(a) of the Agreement.
     “Put Right Escrow Agreement” shall mean the Put Right Escrow Agreement dated as of the date hereof by and among the Company, each management owned trust and the escrow agent.
     “Redemption” shall have the meaning set forth in Section 2(c) of the Agreement.
     “Registration Statement” shall mean any registration statement of the Company filed with the SEC under the 1933 Act that covers the resale of any of the Shares, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
     “Rights Agreement” shall mean the Rights Agreement dated as of the date hereof by and between the Company and the Management Trust and any other parties identified on the signature pages thereto.
     “SEC” shall mean the U.S. Securities and Exchange Commission.
     “Shares” shall mean the total shares of Common Stock initially issued pursuant to the Purchase Agreement and held by the Management Trust and any permitted assignees to which shares have been transferred.
     “Threshold Insider Sale Amount” shall have the meaning set forth in Section 3(a)(ii) of the Agreement.
     “Top 20 Members” shall mean twenty (20) members of MPA and shall include the following members: (x) the fifteen members of MPA who have been both members of MPA during each of the last 24 consecutive months and were the fifteen highest revenue generators for MPA in the prior calendar year; and (y) five other members of MPA not listed in (x) above that the Company and the Management Owner mutually agree are members that are integral to the overall success of MPA regardless of revenue. The initial Top 20 Members shall be scheduled as of the entering into of this Agreement on Schedule 1, attached hereto, and such Top 20 Members shall be redetermined as of each Anniversary Date subject to the mutual agreement of the Company and the Management Owner; provided, however, the initial Top 20 Members and subsequent Top 20 Members shall be subject to changes caused as a result of a member becoming an Excluded Member, as described in Section 2(d)(ii). To the extent the parties are to mutually agree on the five other members, such parties agree to be reasonable in determining the five other members without delay or intent to hinder the process.
     “1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     2. Put Rights
          (a) Grant of Right. The Management Trust shall have the right on each Anniversary Date through the fourth Anniversary Date, subject to the limitations set forth below, to require the Company to redeem (the “Put”) up to 25% of the Put Eligible Shares (the “Put Obligation”); provided, however, that, to the extent the Management Trust sells or otherwise disposes of any Shares during the preceding 12-month period, the number of Put Eligible Shares eligible to be Put to the Company on the subsequent Anniversary Date shall be reduced by the number of Shares so sold or otherwise disposed during such preceding 12-month period. For purposes of the above sentence and this Agreement, to the extent any Shares are transferred to successors or assigns as described in Section 4(c) herein, then such Shares shall not be treated as “sold or otherwise disposed of” in the above definition. The Management Trust may exercise its Put right independently of any other Person. The price per share under the Put Obligation shall be US$16.84 as equitably adjusted for any stock splits, reverse stock splits, stock dividends, reorganizations, recapitalization or other similar corporate events following the date hereof (the “Put Purchase Price”). The Management Trust must provide an irrevocable notice to the Company of its desire to exercise its Put on or before the relevant Anniversary Date (a “Put Notice”). Except in the event of death or transfer to the grantor of the revocable trust, the rights pursuant to this Section 2 shall not be transferrable by the Management Trust without the Company’s prior written consent.
          (b) Shares Ineligible for Put. No Share owned by the Management Trust shall be subject to the Put Obligation that: (i) is held in escrow pursuant to the Indemnity Escrow Agreement (the “Indemnity Escrow Agreement”); or (ii) is eligible for sale by the Management Trust pursuant to Section 3(b)(i) of this Agreement; or (iii) was eligible to be Put under the Put Obligation on any prior Anniversary Date (collectively, “Ineligible Shares”), and such Put right with respect to such Share shall be forfeited. It is understood and agreed that Ineligible Shares shall be included as part of the initial calculation of the total Shares eligible for the Put and further described in Section 2(b) above. Notwithstanding the foregoing, for purposes of calculating the total number of Put Eligible Shares subject to the Put Obligation, any Shares held in escrow pursuant to the Indemnity Escrow Agreement that are released as a result of a calculation made on an applicable Anniversary Date, shall not be deemed an “Ineligible Share”.
          (c) Satisfaction of Put Obligation. The Company shall satisfy the Put Obligation by paying to the Management Trust an amount equal to the number of Shares that are Put to the Company by the Management Trust multiplied by either (i) the Put Purchase Price (a “Redemption”) or (ii) the amount by which the Put Purchase Price exceeds the average closing price of the Common Stock for the ten trading days preceding the most recent Anniversary Date

(a “Net Payment”); provided that if the Company elects to make a Net Payment, the Management Trust shall retain the Shares subject to the Put. Such payment shall be by wire transfer or other immediately available funds to a bank or other account designated by the Management Trust, which bank or other accounts were designated in writing by the Management Trust to the Company at least two (2) Business Days prior to such payment date by the Company. The Company’s election of method to satisfy the Put Obligation shall be in its sole discretion, may vary among Anniversary Dates and may vary among the other Persons exercising the Put. If the Company elects Redemption, the Management Trust shall deliver to the Company within 30 days after the applicable Anniversary Date assignments of stock or similar documentation as might be required by the Company’s transfer agent to effect the transfer of ownership of such Shares Put to the Company. The Company shall deliver to the Management Trust the funds necessary to satisfy the Redemption or Net Payment, as applicable, within 45 days after the applicable Anniversary Date.
          (d) Conditions Precedent to Put Obligation. The Put Obligation shall terminate:
               (i) If the employment with the Company or one of its Affiliates of                                          (“Management Owner”) is terminated by the Company based solely upon a felony conviction or the Management Owner resigns for other than “good reason” (as defined in the Management Owner’s employment agreement). Notwithstanding the foregoing, if the Management Owner’s employment is terminated for other than a felony conviction, or the Management Owner resigns for “good reason,” dies or becomes permanently disabled, the Management Owner will retain the rights under the Put Obligation.
               (ii) With respect to the Shares that may be Put to the Company as of any Anniversary Date if either (A) 80% of the Top 20 Members of the Best Mortgage Cooperative, Inc. (the “Cooperative”) during the prior twelve months determined as of the date hereof, and determined on each Anniversary Date, respectively, are not members of the Cooperative on the subsequent Anniversary Date, provided, however, that the Top 20 Members shall be determined after excluding those members of the Cooperative that are (x) acquired in an arm’s length transaction by an unaffiliated third party, (y) asked by the Company to resign as a member due to failure to follow a management directive, or (z) who cease operations (each, an “Excluded Member”) or (B) the overall number of members of the Cooperative fails to grow annually on a cumulative basis, after exclusion of the Excluded Members for all prior twelve (12) month periods. By way of example, if a Top 20 Member as of the date hereof ceased operations as of the first Anniversary Date, then such member would not be counted as a Top 20 Member in such calculation set forth in Section 2(d)(ii)(A) above and such member would be replaced by the next member on the list of members that would otherwise qualify as a potential Top 20 Member and did not become an Excluded Member as a result of a subsequent event in the succeeding 12 months.
               (iii) If the conditions set forth in Section 2(d)(ii)(A) are not satisfied as of an applicable Anniversary Date, the Management Trust shall forfeit its Put right with respect to such Anniversary Date, but the Management Trust may exercise its Put right with respect to a successive Anniversary Date (through the fourth Anniversary Date), if the other conditions set forth in Section 2(d)(ii)(A) and otherwise contained in this Agreement are satisfied for such subsequent Anniversary Date.
          (e) Dispute Resolution. If the Management Trust submits a Put Notice with respect to Shares that the Company disputes are eligible to be Put because such Share is ineligible to be Put under Section 2(b) or one or more conditions precedent to the Put Obligation under Section 2(d) are not satisfied, then the Company shall provide a “Notice of Objection” to such Management Trust by the tenth (10th) Business Day following the Company’s receipt of the applicable Put Notice. The Company’s failure to provide timely a Notice of Objection shall be deemed an acceptance by the Company of the Put Notice and upon such failure, with respect to such Put Notice only, then the following shall occur (i) the conditions precedent under Section 2(d) shall automatically be deemed satisfied, (ii) the Company shall have waived its right to object under the Put Failure Escrow and (iii) Section 2(d) shall not be applicable. The Notice of Objection shall contain information sufficient to support the Company’s objection. The Company and the Management Trust shall attempt to resolve the dispute during the successive 10-Business Day period, after which either party may submit the dispute to binding arbitration to be conducted in Indianapolis, Indiana, or such other location mutually agreed to by the Company and the Management Trust with whom an unresolved objection remains. The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association and decided by a panel of three impartial and independent arbitrators. The Management Trust shall select one arbitrator; the Company shall select one arbitrator; and the two selected arbitrators shall select the third arbitrator within 15 days of the day the last of the two arbitrators is selected. If the two arbitrators cannot agree on the third arbitrator, the third arbitrator shall be selected pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Within 45 days of the date of submission of the matter(s) to binding arbitration, the arbitrators shall convene a preliminary hearing to determine the schedule for the arbitration, including the date of the arbitration hearing which shall be conducted as expeditiously as possible after the demand for arbitration and in any event within 120 days after the submittal of the matter(s) to arbitration, unless otherwise agreed to by the parties thereto. The award rendered by the arbitrators shall be final, non-appealable and binding on all parties, and judgment may be entered upon it by any court of competent jurisdiction.
          (f) Put Failure. In the event the conditions precedent under Section 2(d) are deemed to have been satisfied, either automatically or as determined by binding arbitration, and the Shares Put to the Company are Put Eligible Shares, and the Company then fails to duly satisfy a Put Obligation within the next five Business Days (each, a “Put Failure”), the following rights and remedies will be available to the Management Trust in addition to the Management Trust having the right to enforce its rights under any other agreement and pursue any other rights and remedies available to the Management Trust at law or in equity including, but not limited to, seeking specific performance (subject to the case of (i) and (ii) below of the Management Trust’s compliance with its share transfer obligations under Section 2(c)):
               (i) that amount of the Put Failure Escrow required to satisfy such Put Obligation would be released to the Management Trust; and
               (ii) any non-compete and non-poaching obligations of the Management Trust and Management Owner would be eliminated in the Purchase Agreement,

such Management Owner Employment Agreement and any other Transaction Documents (as defined in the Purchase Agreement) (unless the parties otherwise agree in writing), and all Shares held by the Management Trust would fully vest and immediately become Unrestricted Stock (as defined in the Purchase Agreement) if such stock were previously Restricted Stock (as defined in the Purchase Agreement); and
               (iii) all transfer restrictions imposed by this Agreement or imposed by the Rights Agreement on all Shares of the Management Trust shall terminate, and all Shares of the Management Trust shall fully vest.
          (g) Funding of Put Right Escrow Agreement. The Company shall deposit a total of $1,063,896 in cash into escrow pursuant to the Put Right Escrow Agreement, which shall satisfy the Company’s obligation to fund such escrow with respect to the Management Trust and all other parties to the Put Right Escrow Agreement and shall be deposited in 12 monthly installments of $88,658 on the first Business Day of each calendar month following the closing of the transactions contemplated by the Purchase Agreement.
     3. Transfer Restrictions.
          (a) Volume Limitations.
               (i) Until the fourth Anniversary Date, after the Shares are transferrable pursuant to an effective Registration Statement or otherwise not subject to volume limitations imposed by the 1933 Act, the Management Trust may only sell up to 25% of the shares of Restricted Stock (as defined in the Purchase Agreement) received by the Management Trust (excluding any shares of Restricted Stock then held pursuant to the Indemnity Escrow Agreement) during any twelve-month period ending on an Anniversary Date.
               (ii) The number of Shares that may be sold by the Management Trust will be increased (subject to any federal or state securities laws) if the Insider Shareholders (defined as William B. Shepro, Robert D. Stiles and Kevin J. Wilcox) sell, a weighted average based on holdings of each such Insider Shareholder on the date hereof or such Anniversary Date as appropriate, during the applicable twelve-month period ending on an Anniversary Date more than 25% of the Company shares (excluding shares acquired pursuant to any Company incentive compensation program) that they own as of the date hereof or the immediately preceding Anniversary Date, as applicable (the “Threshold Insider Sale Amount”). If sales by the Insider Shareholders during any twelve-month period ending on an Anniversary Date exceed the Threshold Insider Sale Amount, then the Management Trust may sell, during the next applicable twelve-month period ending on the subsequent Anniversary Date only, a number of additional Shares not to exceed the absolute percentage of total shares sold by the Insider Shareholders in excess of 25%. Any increase in the number of Shares eligible for sale by the Management Trust pursuant to this subsection shall not increase the number of Shares subject to the Put Obligation. If the Management Trust elects to sell Shares that become transferrable pursuant to this subsection, the Management Trust must give the Company ten Business Days’ notice, and the Company may elect to redeem such Shares within five Business Days at the then market price.

               (iii) Notwithstanding anything to the contrary in this Agreement, Section 3(a)(i) of this Agreement shall not be applicable to any Shares held by a Management Trust that were eligible to be sold under Section 3(a)(i) during the twelve-month period ending on any prior Anniversary Date but were not sold by such Management Trust.
          (b) Vesting.
               (i) If at any time after the second Anniversary Date, shares of Common Stock reach or exceed at closing a price of $45.00 per share (as adjusted for any stock splits, stock dividends or recapitalizations following the date hereof) for thirty (30) consecutive trading days, all Shares shall fully vest with such holder and all transfer restrictions imposed by this Agreement and all rights under Section 2(a) shall terminate.
               (ii) All transfer restrictions imposed by this Agreement on all Shares of the Management Trust shall terminate and all Shares and all rights under Section 2(a) of the Management Trust shall fully vest (resulting, without limitation, in the Management Trust having the right to Put, and the associated Put Obligation covering up to, 100% of the Put Eligible Shares received by the Management Trust pursuant to the Purchase Agreement less the number of Ineligible Shares) upon (i) a Change in Control of the Company or MPA and (ii) the occurrence of one of the following events within six (6) months from the date of such Change in Control: (A) the Management Owner has his responsibilities significantly reduced, his employment is terminated without “cause” (as defined in the Management Owner’s employment agreement), or the Management Owner resigns from the Company for “good reason” (as defined in the Management Owner’s employment agreement) or (B) the business of MPA is discontinued by the Person or “group” that is the successor to the Company after the Change in Control.
     4. Miscellaneous.
          (a) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other Parties):
     If to the Management Trust:

,

Attention:
Telephone:
Telecopier:
Email:

     with a copy to:
Gallop, Johnson & Neuman, L.C.
Interco Corporate Tower
101 S. Hanley Road, Suite 1700
St. Louis, Missouri 63105
Attention: Robert H. Epstein and Richard A. Yawitz
Telephone: (314) 615-6000
Telecopier: (314) 615-6001
Email: rhepstein@gjn.com and rayawitz@gjn.com
     If to the Parent or the Purchaser, to:
Altisource Portfolio Solutions S.A.
2 rue Jean Bertholet
L-1233 Luxembourg
Attention: William B. Shepro and Kevin J. Wilcox
Telephone: +(352) 2469-7902
Telecopier: +(352) 2744-9499
Email: William.Shepro@altisource.lu and Kevin.Wilcox@altisource.lu with a copy to:
Bryan Cave LLP
One Atlantic Center, Fourteenth Floor
1201 West Peachtree Street, N.E.
Atlanta, Georgia 30309-3488
Attention: Richard H. Miller and Louis C. Spelios
Telephone: (404) 572-6600
Telecopier: (404) 572-6999
Email: Rick.Miller@BryanCave.com and Lou.Spelios@BryanCave.com
          (b) Construction. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder and any successor statute or law thereto, unless the context requires otherwise. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
          (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Neither this

Agreement, nor any of the rights hereunder or thereunder, may be assigned by any party, nor may any party delegate any obligations hereunder or thereunder, without the written consent of the other party hereto or thereto, provided that the Management Trust may, without the consent of the Company and without affecting the Management Trust’s rights and obligations hereunder, assign the Management Trust’s same rights and obligations under this Agreement to any of its respective Affiliates or subsidiaries, and to the grantor of such trust’s heirs, to the extent they are transferees of Shares. This Agreement shall not be construed as giving any Person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and their respective permitted successors, heirs and assigns and for the benefit of no other Person or entity.
          (d) Amendment and Waiver. The parties hereto may amend or modify, or may waive any right or obligation under, this Agreement in any respect, provided that any such amendment, modification or waiver shall be in writing and executed by each of the Company and the Management Trust. No waiver of any breach of any provision of this Agreement shall constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.
          (e) Governing Law; Consent to Jurisdiction. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Any legal action, suit or proceeding arising out of or relating to this Agreement (other than as covered by Section 2(e)) shall be instituted, heard and determined exclusively in any federal court or in any state court located in Wilmington, Delaware, and each party hereto hereby waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and hereby irrevocably and unconditionally submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party hereto if given as provided in Section 4(a) hereof. Nothing herein contained shall be deemed to affect the right of any party to serve process in any other manner permitted by applicable law.
          (f) Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of any of the provisions of this Agreement. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.
          (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
          (h) Counterparts. This Agreement and the other documents required to consummate the transactions contemplated herein may be executed in one or more counterparts, each of which shall be deemed an original (including facsimile and PDF signatures), and all of which together shall be deemed to be one and the same instrument. The parties hereto may deliver this Agreement and the other documents required to consummate the transactions contemplated herein by telecopier machine/facsimile or via e-mail and each party shall be permitted to rely upon the signatures so transmitted to the same extent and effect as if they were original signatures.
          (i) Entire Agreement. This Agreement supersedes all prior agreements and understandings (written or oral), between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement and the Purchase Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each of the parties.
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     IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
By:
Name:
Title:

THE “MANAGEMENT TRUST”:

REVOCABLE TRUST

________________, Trustee